                                                             Exhibit 10(a)(1)


================================================================================

                                 LOAN AGREEMENT


                                     BETWEEN


               SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY

                                       AND

                           CORE MATERIALS CORPORATION


          $7,500,000 SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY
                       MULTI-MODE VARIABLE RATE INDUSTRIAL
                     DEVELOPMENT REVENUE BONDS, SERIES 1998
                      (CORE MATERIALS CORPORATION PROJECT)


                                      DATED

                                      AS OF

                                  APRIL 1, 1998

================================================================================

                                TABLE OF CONTENTS

Recitals..........................................................................................................1

ARTICLE I.......................................................................................................  3
         DEFINITIONS............................................................................................  3
                  Section 1.1.      Use of Defined Terms........................................................  3
                  Section 1.2.      Definitions.................................................................  3
                  Section 1.3.      Interpretation..............................................................  9
                  Section 1.4.      Captions and Headings....................................................... 10

ARTICLE II...................................................................................................... 11
         REPRESENTATIONS........................................................................................ 11
                  Section 2.1.      Representations of the Issuer............................................... 11
                  Section 2.2.      Representations and Covenants of the Borrower............................... 11
                  Section 2.3.      Actions under Section 144(a)(4) of the Code................................. 15

ARTICLE III..................................................................................................... 17
         COMPLETION OF THE PROJECT; ISSUANCE OF THE BONDS....................................................... 17
                  Section 3.1.      Acquisition, Construction, Installation, Equipment and
                                    Improvement................................................................. 17
                  Section 3.2.      Plans and Specifications.................................................... 17
                  Section 3.3.      Issuance of the Bonds; Application of Proceeds.............................. 17
                  Section 3.4.      Disbursements from the Project Fund......................................... 18
                  Section 3.5.      Borrower Required to Pay Costs in Event Project Fund
                                    Insufficient................................................................ 19
                  Section 3.6.      Completion Date............................................................. 20
                  Section 3.7.      Investment of Fund Moneys................................................... 20
                  Section 3.8.      Rebate Fund................................................................. 23

ARTICLE IV...................................................................................................... 24
         LOAN BY ISSUER; REPAYMENT OF THE LOAN; LOAN PAYMENTS
                  AND ADDITIONAL PAYMENTS....................................................................... 24
                  Section 4.1.      Loan Repayment; Delivery of Note and Credit Facility........................ 24
                  Section 4.2.      Additional Payments......................................................... 25
                  Section 4.3.      Place of Payments........................................................... 25
                  Section 4.4.      Obligations Unconditional................................................... 26
                  Section 4.5.      Assignment of Agreement and Revenues........................................ 26
                  Section 4.6.      Credit Facility............................................................. 26

ARTICLE V....................................................................................................... 27
         ADDITIONAL AGREEMENTS AND COVENANTS.................................................................... 27
                  Section 5.1.      Right of Inspection......................................................... 27
                  Section 5.2.      Lease, Sale or Grant of Use by Borrower..................................... 27
                  Section 5.3.      Indemnification............................................................. 27

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
                  Section 5.4.      Borrower Not to Adversely Affect Exclusion from Gross
                                    Income of Interest on Bonds................................................. 28
                  Section 5.5.      Borrower to Maintain Their Existence........................................ 28
                  Section 5.6.      Undertaking to Provide Continuing Disclosure................................ 28

ARTICLE VI...................................................................................................... 29
         REDEMPTION AND PURCHASE OF BONDS....................................................................... 29
                  Section 6.1.      Optional Redemption......................................................... 29
                  Section 6.2.      Extraordinary Optional Redemption........................................... 29
                  Section 6.3.      Mandatory Redemption in Event of Inclusion in Gross
                                    Income of Interest on Bonds................................................. 31
                  Section 6.4.      Mandatory Redemption........................................................ 31
                  Section 6.5.      Actions by Issuer........................................................... 31

ARTICLE VII..................................................................................................... 32
         EVENTS OF DEFAULT AND REMEDIES......................................................................... 32
                  Section 7.1.      Events of Default........................................................... 32
                  Section 7.2.      Remedies on Default......................................................... 33
                  Section 7.3.      No Remedy Exclusive......................................................... 34
                  Section 7.4.      Agreement to Pay Attorneys' Fees and Expenses............................... 34
                  Section 7.5.      No Waiver................................................................... 34
                  Section 7.6.      Notice of Default........................................................... 35

ARTICLE VIII.................................................................................................... 36
         MISCELLANEOUS.......................................................................................... 36
                  Section 8.1.      Term of Agreement........................................................... 36
                  Section 8.2.      Amounts Remaining in Funds.................................................. 36
                  Section 8.3.      Notices..................................................................... 36
                  Section 8.4.      Extent of Covenants of the Issuer; No Personal Liability.................... 37
                  Section 8.5.      Binding Effect.............................................................. 37
                  Section 8.6.      Amendments and Supplements.................................................. 37
                  Section 8.7.      Execution Counterparts...................................................... 37
                  Section 8.8.      Severability................................................................ 37
                  Section 8.9.      Governing Law............................................................... 37

EXHIBIT A - Form of Note
EXHIBIT B - Project Facilities
EXHIBIT C - Project Site
EXHIBIT D - Form of Disbursement Request


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                                 LOAN AGREEMENT


            THIS LOAN AGREEMENT made and entered into as of April 1, 1998 between the South Carolina Jobs-Economic Development Authority, a public body corporate and politic and an agency of the State of South Carolina (the "Issuer"), and Core Materials Corporation, a Delaware Corporation (the "Borrower"), under the following circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in Article I hereof):

         A. The Issuer is a public body corporate and politic and an agency of the State of South Carolina (the "State") created under the South Carolina Jobs-Economic Development Fund Act, as amended, Title 41, Chapter 43, Code of Laws of South Carolina, 1976 (the "Act"); and

         B. The Issuer, acting by and through its Board of Directors, is authorized and empowered under and pursuant to the provisions of the Act to issue bonds in order to promote and develop the business and economic welfare of the State, and encourage and assist in the location of new business enterprises in the State and the expansion of existing business enterprises within the State and thus provide maximum opportunities for the creation and retention of jobs and improvement of the standard of living of the citizens of the State and in the promotion and the advancement of industrial development in the State; and

         C. The Issuer is further authorized by Section 41-43-110 of the Act to issue revenue bonds, as defined in the Act to include notes, payable solely from revenues and receipts from any revenue producing project and secured by a pledge of said revenues and receipts; and

         D. The Issuer has been duly organized pursuant to the Act; and

         E. In order to further the purposes of the Act, the Issuer proposes to undertake the financing of the costs of acquiring by construction and purchase a facility for compression molding of sheet molding composites and related activities, all constituting a business enterprise as described in the Act (the "Project") located in Cherokee County, South Carolina, and to obtain the funds therefor by the issuance of its Bonds (as hereinafter defined) under a Trust Indenture securing such Bonds, between the Issuer and The Huntington National Bank, Columbus, Ohio, as trustee, dated as of the date hereof (the "Indenture"); and

         F. The Issuer proposes to loan the proceeds from the sale of the Bonds to the Borrower to acquire, construct and equip the Project upon the terms and conditions hereinafter set forth; and

         G. It has been determined that the financing of the acquisition, construction and equipping of the Project will require the issuance, sale and delivery by the Issuer of a series of bonds in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Bonds"); and


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                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows: provided, that any obligation of the Issuer created by or arising out of this Agreement is a limited obligation of the Issuer and shall never constitute a general obligation or indebtedness of the Issuer or of the State or of any agency or political subdivision of the State within the meaning of any State constitutional provision or statutory limitation and does not and shall never constitute or give rise to a pecuniary liability of the Issuer or of the State or of any agency or political subdivision of the State or a charge against the general credit or taxing power of the Issuer, the State or of any political subdivision or agency of the State of South Carolina but shall be payable solely from the Revenues (as defined in the Indenture), anything herein contained to the contrary by implication or otherwise notwithstanding, and; provided further, that the Issuer only shall be obligated to fund the Loan from proceeds of the Bonds.


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                                    ARTICLE I

                                   DEFINITIONS


                  Section 1.1. Use of Defined Terms. In addition to the words and terms defined elsewhere in this Agreement or by reference to another document, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture.

                  Section 1.2. Definitions. As used herein:

                  "Act" means Title 41, Chapter 43 of the Code of Laws of South Carolina 1976, as amended.

                  "Additional Payments" means the amounts required to be paid by the Borrower pursuant to the provisions of Section 4.2 hereof.

                  "Agreement" means this Loan Agreement as amended or supplemented from time to time.

                  "Alternate Credit Facility" means any direct pay letter of credit or other credit enhancement or support facility that has terms which are the same in all material respects (except for the term and maximum interest rate but including coverage of accrued interest on the Bonds for 110 days if the Bonds bear interest at the Weekly Rate or for 195 days if the Bonds bear interest at the Semi-Annual Rate or the Long-Term Rate) as the then current Credit Facility and (i) shall have a term of not less than one year (except if the Long-Term Rate shall then be in effect, the term of such Alternate Credit Facility shall not expire prior to (a) the first par redemption date plus 15 days or (b) the first redemption date plus 15 days if the Alternate Credit Facility covers the redemption premium), (ii) shall be issued by a bank, a trust company or other financial institution or credit provider, and (iii) the Trustee shall have received the opinions required by Section 6.03 of the Indenture.

                  "Authenticating Agent" means the Authenticating Agent as defined in the Indenture.

                  "Bank" means, initially, KeyBank National Association, Cleveland, Ohio, and its successors and assigns in its capacity as issuer of the Credit Facility and, in the event an Alternate Credit Facility is outstanding, the issuer of the Alternate Credit Facility.

                  "Bond Fund" means the Bond Fund created in the Indenture.


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                  "Bond Resolution" means the resolution providing for the
issuance of the Bonds and approving this Agreement, the Indenture and related matters.

                  "Bond Pledge Agreement" means the Bond Pledge Agreement, dated as of even date herewith, between the Borrower, the Trustee and the Bank, as amended or supplemented from time to time.

                  "Bonds" means the $7,500,000 South Carolina Jobs-Economic Development Authority Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1998 (Core Materials Corporation Project).

                  "Bond Service Charges" means, for any period or payable at any time, the principal of, premium, if any, and interest due on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption.

                  "Bond Year" means Bond Year, as defined in the Indenture.

                  "Borrower" means Core Materials Corporation, a Delaware corporation, and its lawful successors and assigns to the extent permitted by this Agreement.

                  "Business Day" means any day of the year other than (i) a Saturday or Sunday, (ii) any day on which banks located in either Cleveland, Ohio, or the principal corporate trust office of the Trustee is located are required or authorized by law to remain closed, or (iii) any day on which the New York Stock Exchange is closed.

                  "Code" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations (whether proposed, temporary or final) under that Code and the statutory predecessor of the Code, and any official rulings and judicial determinations under the foregoing applicable to the Bonds.

                  "Completion Date" means the date of completion of the Project evidenced in accordance with the requirements of Section 3.6 hereof.

                  "Construction Period" means the period between the beginning of the acquisition, construction, installation, equipment or improvement of the Project or the date on which the Bonds are delivered to the Original Purchaser, whichever is earlier, and the Completion Date.

                  "Conversion" means (a) any conversion from time to time in accordance with the terms of the Indenture of the Bonds from one Interest Rate Mode to another Interest Rate Mode and (b) the end of any Long-Term Rate Period.

                  "Conversion Date" means the first date any Conversion becomes effective.

                  "Counsel" means Counsel as defined in the Indenture.


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                  "Credit Facility" means the Credit Facility as defined in the
Indenture.

                  "Credit Facility Account" means the Credit Facility Account created under Section 5.01 of the Indenture.

                  "Defeasance Account" means the Defeasance Account created under Section 5.01 of the Indenture.

                  "Designated Representative" means the person at the time designated to act on behalf of the Borrower by written certificate furnished to the Issuer, the Bank, and the Trustee, containing the specimen signature of that person and signed on behalf of the Borrower by a duly authorized officer. That certificate may designate an alternate or alternates. In the event that all persons so designated become unavailable or unable to act and the Borrower fail to designate a replacement within 10 days after such unavailability or inability to act, the Trustee may appoint an interim Designated Representative until such time as the Borrower designate that person.

                  "Eligible Investments" means Eligible Investments as defined in the Indenture.

                  "Engineer" means an individual or firm acceptable to the Trustee and qualified to practice the profession of engineering or architecture under the laws of the State.

                  "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

                  "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1. hereof.

                  "Holder" or "Holder of a Bond" means the Person in whose name a Bond is registered on the Register.

                  "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

                  "Issuer" means the South Carolina Jobs-Economic Development Authority, a public body politic and corporate and an agency of the State, and its successors and assigns.

                  "Interest Rate Mode" means the Weekly Rate, the Semi-Annual Rate or the Long- Term Rate.

                  "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Bonds.

                  "Loan Payment Date" means, (a) while the Bonds bear interest at the Weekly Rate, each Interest Payment Date, (b) while the Bonds bear interest at the Semi-Annual or Long-

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Term Rate, the first day of each January, April, July and October, or (c) any other date on which any principal of or interest or any premium on the Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise.

                  "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Note and of
Section 4.1 hereof.

                  "Long-Term Rate" means the Long-Term Rate on the Bonds established in accordance with Section 2.02(c)(iii) of the Indenture.

                  "Long-Term Rate Period" means the Long-Term Rate Period as defined in the Indenture.

                  "Note" means the non-negotiable promissory note of the Borrower, dated as of even date with the Bonds, in the form attached hereto as Exhibit A and in the principal amount of $7,500,000, evidencing the obligation of the Borrower to make Loan Payments (as defined in the Agreement).

                  "Notice Address" means:

                  (a)      As to the Issuer:         South Carolina Jobs-Economic
                                                     Development Authority
                                                     1201 Main Street, Suite 1750
                                                     Columbia, South Carolina 29201
                                                     Attention: Elliott Franks, III,
                                                        Executive Director

                  (b)      As to the Borrower:       Core Materials Corporation
                                                     800 Manor Park Drive
                                                     Columbus, Ohio 43228-0183
                                                     Attention: Kevin L. Barnett

                  (c)      As to the Trustee:
                           and Tender Agent          The Huntington National Bank
                                                     The Huntington Center,  HC 1112
                                                     41 South High Street
                                                     Columbus, Ohio  43215
                                                     Attention: Corporate Trust Department


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
                           As to the Bank:           KeyBank National Association
                                                     127 Public Square
                                                     Cleveland, Ohio 44114-1306
                                                     Attention: International Department

                                                     with a copy to:
                                                     KeyBank National Association
                                                     88 East Broad Street, 2nd Floor
                                                     Columbus, Ohio  43215
                                                     Attention:  Roger Campbell

                  (e)      As to the                 Key Capital Markets, Inc.
                           Remarketing Agent:        127 Public Square
                                                     Structured Capital Markets Group
                                                     OH-01-27-0419
                                                     Cleveland, Ohio  44114
                                                     Attention:  Trading and Underwriting


or such additional or different address, notice of which is given under Section
8.3 hereof.

                  "Original Purchaser" means the Person or Persons who purchase the Bonds upon their initial issuance and delivery.

                  "Paying Agent" means the Paying Agent as defined in the Indenture.

                  "Person" or words importing persons mean firms, associations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

                  "Placement Agent" means Key Capital Markets, Inc., Cleveland, Ohio.

                  "Plans and Specifications" means the Borrower's plans and specifications describing the Project Facilities as now prepared and as they may be changed as hereinafter provided.

                  "Private Placement Memorandum" means the Private Placement Memorandum dated as of May 7, 1998 and distributed by the Placement Agent in connection with the sale of the Bonds.

                  "Project" means, collectively, the Project Site and the Project Facilities, together constituting a "project" as defined in the Act.


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                  "Project Costs" means the costs of the Project specified in
Section 3.4 hereof.

                  "Project Facilities" means the Project Facilities described in Exhibit B hereto, together with any additions, modifications and substitutions to those facilities.

                  "Project Fund" means the Project Fund created in the Indenture.

                  "Project Purposes" means the acquisition, construction, furnishing, equipping and improving of real and personal property comprising an industrial facility, for use by the Borrower or its designee or assignee for compression molding of sheet molding composites and any other use which may be permitted by the Act and this Agreement.

                  "Project Site" means the real estate described in Exhibit C hereto, and any additions thereto, less any removals therefrom.

                  "Rebate Fund" means the Rebate Fund created under Section 5.05 of the Indenture.

                  "Redemption Premium Account" means the Redemption Premium Account created in the Indenture.

                  "Register" means the books kept and maintained by the Registrar for the registration and transfer of Bonds pursuant to Section 2.04 of the Indenture.

                  "Registrar" means the Registrar as defined in the Indenture.

                  "Reimbursement Agreement" means the Reimbursement Agreement, dated as of April 1, 1998, between the Borrower and the Bank, as amended or supplemented from time to time.

                  "Remarketing Agent" means, initially, Key Capital Markets, Inc., Cleveland, Ohio and any Person meeting the qualifications of, and designated from time to time to act as Remarketing Agent under, Section 12.01 of the Indenture.

                  "Remarketing Agreement" means the Remarketing Agreement, dated as of April 1, 1998, among the Borrower, the Remarketing Agent and the Issuer in connection with the remarketing of the Bonds.

                  "Remarketing Proceeds Account" means the Remarketing Proceeds Account created in the Indenture.

                  "Revenues" means (a) the Loan Payments, (b) all amounts payable to the Trustee with respect to the principal or redemption price of, or interest on, the Bonds (i) by the Borrower as required hereunder, (ii) upon deposit in the Bond Fund from the proceeds of the

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Bonds; and (iii) by the Credit Facility Issuer under a Credit Facility, and (c)
investment income with respect to any moneys held by the Trustee in the Bond Fund. The term "Revenues" does not include any moneys or investments in the Rebate Fund.

                  "Semi-Annual Rate" means the semi-annual interest rate on the Bonds established in accordance with Section 2.02(c)(ii) of the Indenture.

                  "State" means the State of South Carolina.

                  "Tender Agent" means, initially, The Huntington National Bank, Columbus, Ohio and any successor Tender Agent as determined or designated under or pursuant to the Indenture.

                  "Trustee" means The Huntington National Bank, Columbus, Ohio, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean the successor Trustee.

                  "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorneys' fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.6 hereof.

                  "Weekly Rate" means the weekly rate of interest on the Bonds established in accordance with Section 2.02(c)(i) of the Indenture.

                  Section 1.3. Interpretation. Any reference herein to the Issuer, to the Board of Directors of the Issuer or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

                  Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the South Carolina Code of Laws 1976, as amended, or to any statute of the United States of America, includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter or statute shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank or the Borrower under this Agreement.

                  Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

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                  Section 1.4. Captions and Headings. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)




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                                   ARTICLE II

                                 REPRESENTATIONS

                  Section 2.1. Representations of the Issuer. The Issuer represents that: (a) it is duly organized and validly existing under the laws of the State; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture; (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in this Agreement or the Indenture; (d) it is empowered to enter into the transactions contemplated by this Agreement and the Indenture; (e) it has duly authorized the execution, delivery and performance of this Agreement and the Indenture; and (f) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement and the Indenture by any successor public body.

                  The Issuer makes no representation or warranty concerning the suitability of the Project for the purpose for which it is being undertaken by the Borrower. The Issuer has not made any independent investigation as to the feasibility or creditworthiness of the Borrower. Any bond purchaser, assignee of the Loan Agreement or any other party with interest in this transaction, shall make its own independent investigation as to the creditworthiness and feasibility of the Project, independent of any representation or warranties of the Issuer.

                  Section 2.2. Representations and Covenants of the Borrower. The Borrower represents and covenants that:

                           (a) Borrower is a corporation organized and existing
                  under the laws of the State of Delaware and is duly qualified to conduct business in the State of South Carolina.

                           (b) The Borrower has full power and authority to
                  execute, deliver and perform this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Bond Pledge Agreement and the Note and to enter into and carry out the transactions contemplated by those documents; and that the execution, delivery and performance of those documents do not, and will not, violate any provision of law applicable to it, and do not, and will not, conflict with or result in a default under any agreement or instrument to which it is a party or by which it is bound, a violation of which would cause a material adverse effect to the Borrower. This Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Bond Pledge Agreement and the Note have, by proper action, been duly authorized, executed and delivered by the Borrower and all steps necessary have been taken to constitute this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Bond Pledge Agreement, and the Note valid and binding obligations of the Borrower.


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                           (c) The acquisition and construction of the Project
                  were not commenced (within the meaning of Section 144(a) of the Code) prior to the date that is 60 days prior to the date of adoption of statements of "official intent" to issue the Bonds by the Issuer toward issuance of the Bonds.

                           (d) The provision of financial assistance to be made
                  available to it under this Agreement from the proceeds of the Bonds and the commitments therefor made by the Issuer have induced the Borrower to expand within the boundaries of the Issuer that business of the Borrower to be conducted by use of the Project and such business has and will preserve and create additional jobs and employment opportunities within the boundaries of the Issuer.

                           (e) The Project will be completed in accordance with
                  the Plans and Specifications and the Project will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations and as to be consistent with the Act.

                           (f) The Borrower shall not use or operate the Project
                  in any way which would affect the qualification of the Project under the Act or impair the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

                           (g) The Borrower intends to use or operate the
                  Project in a manner consistent with the Project Purposes until the date on which the Bonds have been fully paid and know of no reason why the Project will not be so used or operated. If, in the future, there is a cessation of that use or operation, it will use its best efforts to resume that use or operation or accomplish an alternate use or operation by the Borrower or others which will be consistent with the Act and this Agreement. If the Borrower voluntarily moves all or substantially all of the equipment which is included in the Project from within the boundaries of the Issuer, the Borrower will promptly prepay the Loan and cause the Bonds to be redeemed.

                           (h) Ninety-five percent (95%) or more of the net
                  proceeds of the Bonds (as defined in Section 150 of the Code) will be used to provide manufacturing facilities (within the meaning of Section 144(a)(12)(C) of the Code).

                           The Borrower will not request or authorize any
                  disbursement pursuant to Section 3.4 hereof, which, if paid, would result in less than 95% of the net proceeds of the Bonds not being used as described in the preceding paragraph. The amount of the proceeds of the Bonds used to finance issuance costs of the Bonds will not exceed 2% of the proceeds of the Bonds (within the meaning of Section 147(g) of the Code) and the Borrower will not request or authorize any disbursement pursuant to Section 3.4 hereof, which, if paid, would result in more than 2% of the proceeds of the Bonds being used to finance issuance costs of the Bonds. None of the proceeds of the Bonds will be used to provide working capital.

                           (i) The Project will be located entirely within
                  Cherokee County, South Carolina.

                           (j) There are no outstanding bonds with respect to
                  "facilities", as defined in Section 144(a)(4)(B) of the Code,
                  (i) which are to be or have been used by the Borrower or any other "principal user" of the Project or any "related person" to the Borrower or such other "principal user", as those terms are used and defined in Sections 144(a)(2) and 144(a)(3) of the Code, respectively, and which are located within Cherokee County, South Carolina, and (ii) which bonds would have to be taken into account in determining the aggregate face amount of the Bonds as provided in Section 144(a)(4)(A)(ii) of the Code.

                           (k) For each "test-period beneficiary" (as defined in
                  Section 144(a)(10)(D) of the Code) of the Project, the sum of
                  (i) the aggregate authorized face amount of the Bonds allocated in accordance with Section 144(a)(10)(C) of the Code to such beneficiary and (ii) the aggregate outstanding principal amount of any other tax-exempt obligation described in Section 144(a)(10)(B)(ii) of the Code, wherever and whenever issued, allocated to such beneficiary in accordance with Section 144(a)(10)(C) of the Code, does not and will not exceed $40,000,000.

                           (l) In accordance with Section 147(b) of the Code,
                  the weighted average maturity of the Bonds does not exceed 120% of the weighted average reasonably expected economic life of the Project on the date of issuance of the Bonds.

                           (m) None of the proceeds of the Bonds will be used to
                  provide any private or commercial golf course, country club, massage parlor, tennis club, skating facilities (including roller skating, skateboard and ice skating), racquet sports facility (including handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                           (n) None of the proceeds of the Bonds will be used to
                  provide facilities for retail food and beverage services (except grocery stores), automobile sales or service, or the provision of recreation or entertainment.

                           (o) Not more than 25% of the net proceeds of the
                  Bonds will be used, directly or indirectly to acquire land or any interest therein, and any such land will not be used for farming purposes.

                           (p) None of the proceeds of the Bonds will be used,
                  to acquire existing property or any interest therein unless the first use of such property was or is pursuant to such acquisition or unless such acquisition met or meets the requirements of Section 147(d)(2) of the Code.

                           (q) The information furnished by the Borrower and
                  used by the Issuer in preparing the certification pursuant to
                  Section 148 of the Code and information statement pursuant to
                  Section 149(e) of the Code, both referred to in the Bond Resolution, as well as the federal tax election referred to in the Bond Resolution, is accurate and complete as of the date of the issuance of the Bonds.

                           (r) In connection with any lease or grant by the
                  Borrower of the use of the Project, the Borrower shall require that the lessee or user of any portion of the Project shall not (i) violate the covenant set forth in subsection (j) above and (ii) use that portion of the Project in any manner which would violate the covenants set forth in subsections (m) and
                  (n) above.

                           (s) The Bonds are not being issued to finance
                  facilities which are within or part of "a single building, an enclosed shopping mall, or a strip of offices, stores or warehouses using substantial common facilities" (within the meaning of Section 144(a)(9) of the Code) which have heretofore been financed with obligations issued and still outstanding under Section 144(a) of the Code or the corresponding provision of prior law.

                           (t) After the expiration of any applicable temporary
                  period under Section 148(d)(3) of the Code, at no time during any Bond Year will the aggregate amount of gross proceeds of the Bonds invested in nonpurpose investments with a yield higher than the yield on the Bonds exceed 150 percent of the debt service on the Bonds for such Bond Year and the aggregate amount of gross proceeds of the Bonds invested in nonpurpose investments with a yield higher than the yield on the Bonds, if any, will be promptly and appropriately reduced as the amount of outstanding Bonds are reduced, provided however that the foregoing shall not require the sale or disposition of any investments in nonpurpose investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to Section
                  5.05 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under
                  Section 5.05 of the Indenture were due at such time.

                           At no time will any funds constituting gross proceeds
                  of the Bonds be used in a manner as to constitute a prohibited payment under the applicable Regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

                           The terms "bond year", "proceeds", "gross proceeds",
                  "nonpurpose investments", "yield", "higher yielding investments" and "debt service" have the meanings assigned to them for purposes of Section 148 of the Code.

                           (u) In no event will the Borrower provide collateral
                  to the Bank which bears a yield higher than the yield on the Bonds within the meaning of Section 148 of the Code and any lawful regulations promulgated thereunder, except upon receipt by the Borrower of an opinion of nationally recognized bond counsel to the effect that the pledge of such collateral shall not cause the interest on the Bonds to be included in gross income for federal income tax purposes; provided, however, that no such yield restriction or opinion is required with respect to the pledge of any collateral that consists of "tax-exempt bonds" within the meaning of Section 150(a)(6) of the Code.

                           (v) No litigation at law or in equity nor any
                  proceeding before any governmental agency or other tribunal involving the Borrower is pending or, to the knowledge of the Borrower threatened, in which any liability of the Borrower is not adequately covered by insurance and in which any judgment or order would have a material and adverse effect upon the business or assets of the Borrower or would materially and adversely affect the Project, the validity of this Agreement, the Bond Pledge Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Note or the performance of the Borrower's obligations thereunder or the transactions contemplated hereby.

                  Section 2.3. Actions under Section 144(a)(4) of the Code. The Issuer is issuing the Bonds pursuant to an election made by it, at the Borrower's request, under Section 144(a)(4) of the Code. In connection with that election, the Borrower represents and covenants that:

                           (a) The sum of (i) the principal amount of the Bonds,
                  (ii) the outstanding face amount of prior issues, if any, described in Section 144(a)(2) of the Code and (iii) the amount of capital expenditures with respect to "facilities" as defined in Section 144(a)(4)(B) of the Code, other than those financed or to be financed out of proceeds of the Bonds or any such prior issues or those mentioned in Section 144(a)(4)(C) of the Code ("Capital Expenditures"), made during the three-year period preceding the date of delivery of the Bonds to the Placement Agent (the "Issue Date"), did not exceed $10,000,000.

                           (b) During the three-year period following the Issue
                  Date, the Borrower does not intend to make or cause or permit to be made any Capital Expenditures in an amount which would cause the interest on the Bonds to be included in the gross income of the Holders for federal income tax purposes.

                           (c) It will maintain adequate records regarding the
                  dates and amounts of all Capital Expenditures made from the Issue Date through and including the third anniversary of the Issue Date and will furnish those records to the Trustee upon request.

                           (d) In the event, on account of a lease, sublease,
                  management contract or other agreement relating to the Project, or any portion thereof, permitted by the terms hereof, any person other than the Borrower becomes a "principal user" of the Project (as referred to in Section 2.2(j) hereof), the Borrower shall promptly advise the Trustee of the identity of such person and furnish to the Trustee a copy of such lease, sublease, management contract or other agreement. In connection with any such lease, sublease, management contract or other agreement, the Borrower will require by covenant that any lessee, sublessee, manager or user who is a "principal user" of the Project and any "related person" thereto also shall comply with the covenants set forth in subsection (b) of this Section as if those covenants were made herein by such lessee, sublessee, manager, user or "related person" thereto.



                               (End of Article II)

                                   ARTICLE III

                           COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS


                  Section 3.1. Acquisition, Construction, Installation, Equipment and Improvement. The Borrower shall acquire, construct, furnish, equip and improve the Project Facilities on the Project Site with all reasonable dispatch and in accordance with the Plans and Specifications, (b) shall pay when due all fees, costs and expenses incurred in connection with that acquisition, construction, installation, equipment and improvement from funds made available therefor in accordance with this Agreement or otherwise, and (c) shall ask, demand, sue for, levy, recover and receive all those sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the acquisition, construction, furnishing, equipment and improvement of the Project, and shall enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto. It is understood that the Project is that of the Borrower and any contracts made by the Borrower with respect thereto, whether construction contracts or otherwise, or any work to be done by the Borrower on the Project are made or done by the Borrower in its own behalf and not as agent or contractor for the Issuer.

                  Section 3.2. Plans and Specifications. The Borrower may revise the Plans and Specifications from time to time, provided that no revision shall be made which would change the Project Purposes, without the approval of the Issuer, and no revision shall be made which would change the Project Purposes to other than purposes permitted by the Act and the Code.

                  Section 3.3. Issuance of the Bonds; Application of Proceeds. To provide funds to make the Loan for the purposes of paying the Project Costs, the Issuer shall issue, sell and deliver the Bonds to the Original Purchaser. The Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Bonds, and of the terms and conditions under which the Bonds will be issued, sold and delivered.

                  The proceeds from the sale of the Bonds shall be loaned to the Borrower and paid as follows: (a) a sum equal to any accrued interest, if any, paid by the Original Purchaser shall be deposited with the Trustee and deposited in the Bond Fund, and (b) the balance of the proceeds from the sale of the Bonds shall be deposited in Project Fund. Pending disbursement pursuant to Section 3.4 hereof, the proceeds deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

                  Neither the Issuer nor the Borrower have or shall have any interest in the Credit Facility, the Credit Facility Account, the Defeasance Account, the Redemption Premium

Account or the Remarketing Proceeds Account created under Section 5.01 of the Indenture or the proceeds of the remarketing of the Bonds from whatever source and wherever deposited.

                  Section 3.4. Disbursements from the Project Fund. Subject to the provisions below, disbursements from the Project Fund shall be made only to reimburse or pay the Borrower, or any person designated by the Borrower, for the following Project Costs:

                           (a) Costs incurred directly or indirectly for or in
                  connection with the acquisition, construction, furnishing, equipment or improvement of the Project, including costs incurred in respect of the Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work.

                           (b) Premiums attributable to any surety bonds and
                  insurance required to be taken out and maintained during the Construction Period with respect to the Project Site and the Project Facilities.

                           (c) Taxes, assessments and other governmental charges
                  in respect of the Project that may become due and payable during the Construction Period.

                           (d) Costs incurred directly or indirectly in seeking
                  to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.

                           (e) Financial, legal, accounting, printing and
                  engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including, without limitation, the fees and expenses of the Trustee and any paying agent properly incurred under the Indenture that may become due and payable during the Construction Period; provided that the amount of the proceeds of the Bonds used to finance issuance costs shall not exceed 2% of the aggregate face amount of the Bonds within the meaning of Section 147(g) of the Code.

                           (f) Any other costs, expenses, fees and charges
                  properly chargeable to the cost of construction, furnishing, equipment or improvement of the Project.

                           (g) Payment of interest on the Bonds or fees for
                  credit enhancement devices applicable to the Bonds, to the extent such fees constitute a reasonable charge for the transfer of credit risk, during the Construction Period.

                           (h) Payments made to the Rebate Fund.

                  Any disbursements from the Project Fund for the payment of the Project Costs shall be made by the Trustee only upon the written order of the Designated Representative with written approval of the Bank. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit D and shall be consecutively numbered and accompanied by certification by the Borrower that the payments or reimbursements as requested are authorized by this Agreement and the Reimbursement Agreement. Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statement filed by the Issuer in connection with the issuance of the Bonds as required by
Section 149(e) of the Code and referred to in Section 2.2 hereof, shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of the facilities being financed by the Bonds is not less than 5/6ths of the average maturity of the Bonds or, if such evidence is not presented with the disbursement or at the request of the Trustee, by an opinion of nationally recognized bond counsel to the effect that such disbursement will not result in the interest on the Bonds becoming included in the gross income of the Holders for federal income tax purposes. In case any contract provides for the retention by the Borrower of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Project Fund.

                  Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs, at the direction of the Designated Representative, promptly shall be

                           (i) used for the purchase of Bonds in the open market
                  for the purpose of cancellation at prices not exceeding the full market value thereof plus accrued interest thereon to the date of payment therefor;

                           (ii) paid into the Bond Fund to be applied to the
                  redemption of the Bonds; or

                           (iii) used for a combination of the foregoing as is
                  provided in that direction.

In all such cases, any payments made pursuant to the immediately preceding paragraph shall be made only to the extent that such use or application will not, in the opinion of nationally recognized bond counsel or under ruling of the Internal Revenue Service, result in the interest on the Bonds becoming included in the gross income of the Holders for federal income tax purposes.

                  Notwithstanding the foregoing, upon the occurrence and continuance of an "Event of Default" as defined in Section 10.01 of the Indenture because of which acceleration of the principal amount of the Bonds has been declared pursuant to Section 10.02 of the Indenture, any moneys remaining in the Project Fund shall be promptly transferred by the Trustee to the Bond Fund.

                  Section 3.5. Borrower Required to Pay Costs in Event Project Fund Insufficient. If moneys in the Project Fund are not sufficient to pay all Project Costs, the Borrower nonetheless will complete the Project in accordance with the Plans and Specifications and shall pay all such additional Project Costs from their own funds. The Borrower shall not be entitled to any reimbursement for any such additional Project Costs from the Issuer, the Trustee, the Bank or any Holder; nor shall they be entitled to any abatement, diminution or postponement of the Loan Payments. This Section shall not be operative if and to the extent that compliance with it would, or reasonably might be anticipated by the Borrower to, involve a violation of any provision of the Agreement including, without limitation, Sections 2.2 and 5.4 of the Agreement.


                  Section 3.6. Completion Date. The Borrower shall notify the Issuer, the Trustee and the Bank of the Completion Date by a certificate signed by the Designated Representative stating:

                           (a) the date on which the Project Facilities were
                  substantially completed,

                           (b) that all other facilities necessary in connection
                  with the Project have been acquired, constructed, furnished, equipped and improved,

                           (c) that the acquisition, construction, furnishing,
                  equipment and improvement of the Project Facilities and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations,

                           (d) that except as provided in subsection (e) of this
                  Section, all costs of that acquisition, construction, furnishing, equipment and improvement then or theretofore due and payable have been paid, and

                           (e) the amounts which the Trustee shall retain in the
                  Project Fund for the payment of Project Costs not yet due or for liabilities which the Borrower is contesting or which otherwise should be retained and the reasons such amounts should be retained.

That certificate may state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Designated Representative shall include with that certificate a statement specifically describing all items of personal property comprising a part of the Project Facilities. The certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (a) through (d) of this Section.

                  Section 3.7. Investment of Fund Moneys. At the oral (promptly confirmed in writing) or written request of the Designated Representative, any moneys held as part of the Bond Fund (except moneys in the Credit Facility Account, Defeasance Account, Remarketing Proceeds Account, but including the Redemption Premium Account created under Section 5.01 of the Indenture), the Project Fund or the Rebate Fund shall be invested or reinvested by the

Trustee in Eligible Investments. The Issuer and the Borrower each hereby covenant that they will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Bonds, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

                  Any officer of the Issuer having responsibility for issuing the Bonds is authorized and directed, alone or in conjunction with any of the foregoing or with any other officer, employee or agent of or consultant to the Issuer, or with the Borrower or any officer, employee or agent of or consultant to the Borrower, to give an appropriate certificate of the Issuer pursuant to said Section 148, for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based, that certificate to be premised on the reasonable expectations and the facts, estimates and circumstances on which those expectations are based, as provided by the Borrower, all as of the date of delivery of and payment for the Bonds. The Borrower shall provide the Issuer with, and the Issuer's certificate may be based on, a certificate of an appropriate officer, employee or agent of or consultant to the Borrower setting forth the reasonable expectations of the Borrower on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which they are based.

                  In particular, the Issuer and the Borrower represent that their present expectations are as follows:

                           (a) substantial binding obligations have been, or within six (6) months of the date hereof will be, entered into requiring payment of an amount equal to not less than $100,000 or 2-1/2% of that portion of the costs of the Project to be financed by the Bonds, whichever is less, which substantial binding obligations are comprised of contracts for the acquisition, construction, furnishing, improvement and equipping of the Project;

                           (b) thereafter, acquisition, construction, furnishing, improvement and equipping of the Project will proceed with due diligence to completion;

                           (c) moneys received as accrued interest, if any, upon the sale of the Bonds will be credited to the Bond Fund and used in their entirety for the first payment of interest on the Bonds;

                           (d) an amount equal to not less than 85% of the spendable proceeds of the Bonds will be expended on the Project within 3 years of the date of issuance of the Bonds;

                           (e) any income derived from the investment of any proceeds of the Bonds and from investment of such investment income (except to the extent any such income constitutes Excess Earnings, as defined in the Indenture) will, at the direction of the Designated Representative, be, to the extent allowed by State law, (i) used to acquire, construct, install, equip and improve additional real and personal property in connection with the Project, (ii) used to purchase Bonds in the open market, (iii) paid into the Bond Fund, or (iv) paid or used in any combination of the foregoing, within 3 years from the date of issuance of the Bonds, or within one year after receipt of such investment income, whichever is later;

                           (f) all moneys paid as Loan Payments pursuant to this Agreement will be deposited in the Bond Fund and used to pay principal of, premium, if any, and interest on the Bonds and there will be no debt service fund other than the Bond Fund that will be so used; any additional amounts paid pursuant to this Agreement as reimbursement for costs or expenses of the Issuer or the Trustee will be applied upon receipt of those costs and expenses requiring such amounts to be so paid; any money deposited in the Bond Fund will be spent within a 13 month period beginning on the date of deposit, and any amount received from investment of money held in the Bond Fund will be spent within a one year period beginning on the date of receipt;

                           (g) neither the Project nor any part thereof will not be sold or otherwise disposed of prior to the maturity date of the Bonds, other than as a result of normal obsolescence and wear and tear;

                           (h) the original proceeds of the Bonds will not exceed by more than 5% the amount necessary for the purpose of the issuance of the Bonds;

                           (i) no artifice or device will be used to exploit the difference between tax-exempt and taxable interest rates in order to gain any material financial advantage and no artifice or device will be used to increase the burden on the market for tax-exempt obligations, including increasing such burden by selling obligations that would not otherwise be sold, by selling more obligations that would otherwise be necessary or by issuing obligations sooner or allowing obligations to remain outstanding longer than would otherwise be necessary.

                  Section 3.8. Rebate Fund. The Borrower agrees to make such payments to the Trustee as are required of it under Section 5.05 of the Indenture and to pay the costs and expenses of the independent certified public accounting firm or firm of attorneys engaged in accordance with Section 5.05 of the Indenture. The obligation of the Borrower to make such payments shall remain in effect and be binding upon the Borrower notwithstanding the release and discharge of the Indenture.

                              (End of Article III)

                                   ARTICLE IV

                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS


                  Section 4.1. Loan Repayment; Delivery of Note and Credit Facility. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the Borrower. In consideration of and in repayment of the Loan, the Borrower shall make, as Loan Payments, payments sufficient in amount to pay when due the Bond Service Charges payable on the Bonds. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Note for the account of the Issuer on the Loan Payment Dates and shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges. Notwithstanding the foregoing, while the Credit Facility is in effect, the Borrower shall deposit all such Loan Payments directly with the Credit Facility Issuer to reimburse the Credit Facility Issuer for draws on the Credit Facility, and the Credit Facility Issuer shall apply such amounts to the reimbursement obligation of the Borrower. The obligations of the Borrower to make any payment referred to in this Section
4.1 shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Credit Facility Issuer to the Trustee under the Credit Facility. It is understood, however, that such payment by the Credit Facility Issuer shall not relieve the Borrower of any of its obligations under the Reimbursement Agreement, including the obligation to reimburse the Credit Facility Issuer for any draw on the Credit Facility.

                  The Borrower shall be entitled to a credit against the Loan Payments next required to be made to the extent that the balance of the Bond Fund (other than any balance in the Credit Facility Account, Defeasance Account, Redemption Premium Account or Remarketing Proceeds Account) is then in excess of amounts required (a) for payment of Bonds theretofore matured or theretofore called for redemption, (b) for payment of interest for which checks or drafts have been drawn and mailed by the Trustee, and (c) for deposit in the Bond Fund for use other than for the payment of Bond Service Charges on the Interest Payment Date next following the applicable Loan Payment Date. In any event, however, if on any Interest Payment Date, the balance in the Bond Fund is insufficient to make required payments of Bond Service Charges, the Borrower forthwith will pay to the Trustee, for the account of the Issuer and for deposit into the Bond Fund, any deficiency.

                  To secure the Borrower's performance of their obligation under this Agreement, the Borrower shall execute and deliver to the Trustee, concurrently with the issuance and delivery of the Bonds, the Note.

                  The Note shall secure equally and ratably all outstanding
Bonds.

                  Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any or all Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the

Indenture, an appropriate notation shall be endorsed thereon evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Borrower for cancellation if all Bonds shall have been paid (or provision made therefor) and cancelled as aforesaid. Unless the Borrower is entitled to a credit under express terms of this Agreement or the Note, all payments on the Note shall be in the full amount required thereunder.

                  Except for such interest of the Borrower as may hereafter arise pursuant to Section 8.2 hereof or Section 5.06 of the Indenture, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer have any interest in the Credit Facility Account, the Redemption Premium Account, the Remarketing Proceeds Account and the Defeasance Account of the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of draws under the Credit Facility, the Bank.

                  Section 4.2. Additional Payments. The Borrower shall pay to the Issuer, as Additional Payments hereunder, within five (5) days after request therefor made in writing, any and all costs and expenses, including fees of Issuer's Counsel, incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds, the remarketing of the Bonds and the Conversion of the Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

                  The Borrower shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their reasonable fees, charges and expenses for acting as such under the Indenture.

                  The Borrower shall pay the Remarketing Agent and Tender Agent, as Additional Payments hereunder, the fees and expenses of the Remarketing Agent and Tender Agent under the Indenture for services rendered in connection with the Bonds.

                  The Borrower shall pay to the Tender Agent in federal or other immediately available funds not later than 3:00 p.m., Cleveland, Ohio time, an amount equal to the amount the Tender Agent requires in order to purchase on behalf of the Borrower Bonds pursuant to Article III of the Indenture on the date payment is to be made; provided, however, that the amount required to be paid under this paragraph shall be reduced by an amount equal to the sum of the amounts made available to the Tender Agent for such purpose from the proceeds of the remarketing of such Bonds by the Remarketing Agent or proceeds of a draw under the Credit Facility. The Borrower hereby authorizes the Trustee to draw such moneys under the Credit Facility, as are necessary for the purchase of Bonds pursuant to said Article III.

                  Section 4.3. Place of Payments. Except as provided in Section 4.1, the Borrower shall make all Loan Payments directly to the Trustee at its corporate trust office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

                  Section 4.4. Obligations Unconditional. The obligations of the Borrower to make Loan Payments, Additional Payments and any payments required of the Borrower under Section 5.05 of the Indenture shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Remarketing Agent, the Tender Agent, the Bank or any other Person.

                  Section 4.5. Assignment of Agreement and Revenues. To secure, first, the payment of Bond Service Charges on, and the purchase of, the Bonds, and, second, the payment to the Bank and performance by the Borrower under the Reimbursement Agreement, the Issuer shall assign to the Trustee, by the Indenture, any of its rights, title and interest in this Agreement (except for the Unassigned Issuer's Rights), and the Credit Facility Account, Redemption Premium Account, Remarketing Proceeds Account and Defeasance Account of the Bond Fund and all moneys and investments therein (including without limitation the proceeds of the Credit Facility) and shall grant to the Trustee, by the Indenture, a security interest in its rights under and interest in (i) the Project Fund and all moneys and investments therein, and (ii) the Revenues (other than such accounts of the Bond Fund, all investments therein and the proceeds of the Credit Facility). The Borrower hereby agrees and consent to that assignment and grant.

                  Section 4.6. Credit Facility. Prior to the initial delivery of the Bonds to the Original Purchaser pursuant to Section 2.01 of the Indenture, the Borrower shall obtain and deliver, to the Trustee, the Credit Facility. The Credit Facility shall be issued initially by the Bank pursuant to the Reimbursement Agreement; shall be dated the date of delivery of the Bonds; shall obligate the Bank to pay (a) an amount equal to the principal amount of the Bonds (i) to pay the principal of the Bonds when due whether at stated maturity, upon redemption or acceleration or (ii) to enable the Tender Agent to pay the purchase price or portion of the purchase price equal to the principal amount of Bonds purchased pursuant to Section 3.01 of the Indenture to the extent remarketing proceeds are not available for such purpose, plus (b) an amount equal to 110 days' interest accrued on the Bonds at a rate of ten percent (10%) per annum (i) to pay interest on the Bonds when due or (ii) to enable the Tender Agent to pay the portion of the purchase price of the Bonds purchased pursuant to Section 3.01 of the Indenture equal to the interest accrued, if any, on such Bonds to the extent remarketing proceeds are not available for such purpose; and shall be in substantially the same form as the exhibit attached to the Reimbursement Agreement and made a part thereof.

                  The Borrower shall take whatever action may be reasonably necessary to maintain the Credit Facility in full force and effect during the period required by the Indenture, including the payment of any reasonable and documented transfer fees required by the Bank upon any transfer of the Credit Facility to any successor Trustee pursuant to Section 11.12 of the Indenture.

                               (End of Article IV)

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS


                  Section 5.1. Right of Inspection. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

                  Section 5.2. Lease, Sale or Grant of Use by Borrower. Subject to the provisions of the Reimbursement Agreement and with the written consent of the Bank, the Borrower may lease, sell or grant the right to occupy and use the Project, in whole or in part, to others, provided that no such grant, sale or lease shall relieve the Borrower from its obligations under this Agreement or the Note or adversely affect the exclusion from gross income of interest on the Bonds.

                  Section 5.3. Indemnification. The Borrower releases the Issuer from, agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses, including attorneys fees and expenses, imposed upon, incurred or asserted against the Issuer, on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under this Agreement, the Reimbursement Agreement, the Note or any related document, or arising from any act or failure to act by the Borrower, or any of its agents, contractors, servants, employees or licensees;
(c) the authorization, issuance, sale, trading, redemption or servicing of the Bonds, and the provision of any information or certification furnished in connection therewith concerning, the Bonds, the Project, or the Borrower including, without limitation, the Private Placement Memorandum, any information furnished by the Borrower for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the Borrower to assure the exclusion of the interest on the Bonds from gross income for federal income tax purposes; (d) the Borrower's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest including the covenants in Section 5.4 hereof; and (e) any claim, action or proceeding brought with respect to the matters set forth in (a), (b),
(c), and (d) above.

                  The Borrower agrees to indemnify the Trustee and the Tender Agent for, and to hold them harmless against, all liabilities, claims, costs and expenses incurred without negligence or bad faith on the part of the Trustee and the Tender Agent on account of any action taken or omitted to be taken by the Trustee and the Tender Agent in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Credit Facility, the Note or the Indenture or any action taken at the request of or with the consent of the Borrower, including the reasonable and documented costs and expenses of the Trustee and the Tender Agent in defending themselves against any such claim, action or proceeding brought in connection with the exercise or performance of any of their powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, the Credit Facility or the Note.

                  In case any action or proceeding is brought against the Issuer, the Tender Agent or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Borrower from any of their obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Borrower. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Borrower shall not be liable for any settlement made without their consent.

                  The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees, including Counsel, of the Issuer, the Tender Agent and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer, the Tender Agent and the Trustee, respectively, to the full extent permitted by law.

                  Section 5.4. Borrower Not to Adversely Affect Exclusion from Gross Income of Interest on Bonds. The Borrower hereby represents that it has taken and caused to be taken, and covenant that they will take and cause to be taken, all actions that may be required of them, alone or in conjunction with the Issuer, for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that they have not taken or permitted to be taken on their behalf, and covenant that they will not take or permit to be taken on their behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

                  Section 5.5. Borrower to Maintain Their Existence. The Borrower shall do all things necessary to preserve and keep in full force and effect their existence, rights and franchises, except as otherwise permitted by the Reimbursement Agreement and as would not adversely affect the exclusion from gross income of interest on the Bonds.

                  Section 5.6. Undertaking to Provide Continuing Disclosure. The Issuer, at the cost of the Borrower, covenants to comply with Section 11-1-85 of the Code of Laws of South Carolina 1976, as amended. The Borrower covenants to furnish all information in a timely fashion requested by the Issuer to comply with such Section. The Borrower further covenants to furnish a Continuing Disclosure Certificate, if required, for purposes of SEC Rule 15c2-12, as it may be amended or supplemented from time to time.

                               (End of Article V)

                                   ARTICLE VI

                        REDEMPTION AND PURCHASE OF BONDS


                  Section 6.1. Optional Redemption. Provided no Event of Default shall have occurred and be subsisting, at any time and from time to time, the Borrower may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing Bonds or of calling Bonds for optional redemption in accordance with the applicable provisions of the Bond Resolution and Indenture providing for optional redemption at the redemption price stated in the Indenture; provided, however, that any moneys so used for optional redemption shall be from the sources set forth in paragraphs (i) and
(ii) of Section 5.01(c) of the Indenture. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund and delivery of those moneys shall not operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Borrower under this Agreement.

                  Section 6.2. Extraordinary Optional Redemption. The Borrower shall have, subject to the conditions hereinafter imposed, the option to direct the redemption of the entire unpaid principal balance of the Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

                           (a) The Project shall have been damaged or destroyed
                  to such an extent that (1) they cannot reasonably be expected to be restored, within a period of 6 months, to the condition thereof immediately preceding such damage or destruction or
                  (2) their normal use and operation is reasonably expected to be prevented for a period of 6 consecutive months.

                           (b) Title to, or the temporary use of, all or a
                  significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected to be restored within a period of 6 months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to be prevented for a period of 6 consecutive months.

                           (c) As a result of any changes in the Constitution of
                  the State, the Constitution of the United States of America, or state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project.

                           (d) Changes in the economic availability of raw
                  materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project for the Project Purposes shall have occurred or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment render the Project uneconomic for the Project Purposes.

To exercise that option, the Borrower shall, within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) above, give notice to the Issuer and to the Trustee specifying the date on which the Borrower will deliver the funds required for that redemption, which date shall be not more than 90 days from the date that notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

                  The amount payable by the Borrower in the event of their exercise of the option granted in this Section shall be the sum of the following:

                           (i) An amount of money which, when added to the
                  moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at par, and discharge all then outstanding Bonds on the earliest applicable redemption date, that amount to be paid to the Trustee, plus

                           (ii) An amount of money equal to the Additional
                  Payments relating to the Bonds accrued and to accrue until actual final payment and redemption of the Bonds, that amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due.

The requirement of (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

                  The Borrower also shall have the option, in the event that title to or the temporary use of a portion of the Project shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Bonds as may be payable from the proceeds received by the Borrower (after the payment of costs and expenses incurred in the collection thereof) received in the eminent domain proceeding, provided, that, the Borrower shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

                  The rights and options granted to the Borrower in this Section may be exercised whether or not the Borrower is in default hereunder; provided, that such default will not relieve the Borrower from performing those actions which are necessary to exercise any such right or option granted hereunder.

                  Section 6.3. Mandatory Redemption in Event of Inclusion in Gross Income of Interest on Bonds. If, as provided in the Bonds and the Indenture, the Bonds become subject to mandatory redemption because interest on any of the Bonds is determined to be included for federal income tax purposes in the gross income of the Holder of any Bonds (other than because a Holder is a "substantial user" of the Project or a "related person", as those terms are used in Section 147(a) of the Code), the Borrower shall deliver to the Trustee, upon the date requested by the Trustee, the moneys needed to pay in full the Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Bonds and the Indenture.

                  Section 6.4. Mandatory Redemption. The Borrower shall deliver to the Trustee the moneys needed to redeem the Bonds in accordance with any mandatory redemption provisions relating thereto as may be set forth in the Indenture.

                  Section 6.5. Actions by Issuer. At the request of the Borrower or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.

                               (End of Article VI)

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES


                  Section 7.1. Events of Default. Each of the following shall be an Event of Default:

                           (a) The Borrower shall fail to pay any Loan Payment
                  on or prior to the Loan Payment Date on which that Loan Payment is due and payable;

                           (b) The Borrower shall fail to deliver to the
                  Trustee, or cause to be delivered on their behalf, the moneys needed (i) to redeem any outstanding Bonds in the manner and upon the date requested in writing by the Trustee as provided in Section 6.1, 6.2, 6.3 or 6.4 of this Agreement or (ii) to purchase any Bonds in the manner and upon the date as provided in Section 4.2 of this Agreement;

                           (c) The Borrower shall fail to observe and perform
                  any other agreement, term or condition contained in this Agreement (other than with respect to Section 5.4 hereof), and the continuation of such failure for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Borrower institute curative action within the applicable period and diligently pursues that action to completion;

                           (d) The Borrower shall: (i) admit in writing its
                  inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against them under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for them or for the whole or any substantial part of their property;

                           (e) There shall occur an "Event of Default" as
                  defined in Section 10.01 of the Indenture.

                  Notwithstanding the foregoing, if, by reason of Force Majeure, the Borrower is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (c) hereof, the Borrower shall not be deemed in default during the continuance of such inability. However, the Borrower shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use their best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within their discretion.

                  The term Force Majeure shall mean, without limitation, the following:

                           (i) acts of God; strikes, lockouts or other
                  industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

                           (ii) any cause, circumstance or event not reasonably
                  within the control of the Borrower.

                  The declaration of an Event of Default under subsection (d) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

                  Section 7.2. Remedies on Default. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

                           (a) If acceleration of the principal amount of the
                  Bonds has been declared pursuant to Section 10.02 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable;

                           (b) The Issuer, the Bank or the Trustee may have
                  access to, inspect, examine and make copies of the books, records, accounts and financial data of the Borrower pertaining to the Project; or

                           (c) The Issuer or the Trustee may pursue all remedies
                  now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Credit Facility or the Note or to enforce the performance and observance of any other obligation or agreement of the Borrower under those instruments.

Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to the payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in
Section 5.06 of the Indenture for transfers of remaining amounts in the Bond
Fund.

                  The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

                  Section 7.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Credit Facility or the Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

                  Section 7.4. Agreement to Pay Attorneys' Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement, the Credit Facility or the Note or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

                  Section 7.5. No Waiver. No failure by the Issuer or the Trustee to insist upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

                  The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Bank.

                  Section 7.6. Notice of Default. The Borrower or the Issuer shall notify the Trustee and the Bank immediately if they become aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                              (End of Article VII)

                                  ARTICLE VIII

                                  MISCELLANEOUS


                  Section 8.1. Term of Agreement. This Agreement shall be and remain in full force and effect from the date of delivery of the Bonds to the Placement Agent until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Borrower under this Agreement and the Note shall have been paid, except for obligations of the Borrower under Sections 4.2 and 5.3 hereof, which shall survive any termination of this Agreement.

                  Section 8.2. Amounts Remaining in Funds. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for 2 years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be paid to the Borrower; provided that if the Trustee shall have drawn on the Credit Facility, and the Bank has not been reimbursed by the Borrower pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Bank to the extent it has not been so reimbursed. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Borrower or the Bank pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Borrower for the payment of those moneys.

                  Further, any other amounts remaining in the Bond Fund (other than in the Credit Facility Account, the Remarketing Proceeds Account, the Redemption Premium Account and the Defeasance Account) and any amounts remaining in any other special funds or accounts (other than the Project Fund and the Rebate Fund) created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Note and the Indenture have been paid, shall be paid to the Borrower to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds; provided that if the Trustee shall have drawn on the Credit Facility, and the Bank has not been reimbursed by the Borrower pursuant to the Reimbursement Agreement, such amounts shall belong and be paid first to the Bank to the extent it has not been so reimbursed.

                  Section 8.3. Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Borrower, the Bank, the Remarketing Agent, the Tender Agent or the Trustee shall also be given to the others. The Borrower, the Issuer, the Bank, the Remarketing Agent, the Tender Agent and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

                  Section 8.4. Extent of Covenants of the Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer, and neither the members of the Board of Directors of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

                  Section 8.5. Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Borrower and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Borrower (except in connection with a lease, sale or grant of use pursuant to Section 5.2 hereof or sale or transfer of assets pursuant to the Reimbursement Agreement) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

                  Section 8.6. Amendments and Supplements. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XIV of the Indenture, as applicable.

                  Section 8.7. Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

                  Section 8.8. Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

                  Section 8.9. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

                              (End of Article VIII)

                  IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


(SEAL)                               SOUTH CAROLINA JOBS-ECONOMIC
                                              DEVELOPMENT AUTHORITY


Attest:                              By: /s/ ??????????????????
                                         -----------------------------
                                          Title: Vice Chairman, Board of
                                                 Directors


By: /s/ ELLIOTT FRANKS, III
    --------------------------
   Title: Executive Director


(SEAL)                               CORE MATERIALS CORPORATION



Attest:                              By: /s/ KEVIN L. BARNETT
                                         ------------------------------
                                          Title: Vice President, Treasurer & CFO

                                    EXHIBIT A

                                      NOTE


                  Core Materials Corporation, a Delaware corporation (the "Borrower"), for value received, promises to pay to The Huntington National Bank, as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

                   SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($7,500,000)

and to pay interest on the unpaid balance of such principal sum from and after May 7, 1998 (the date of delivery of this Note) at the Applicable Rate until the payment of such principal sum has been made or provided for. As used herein, "Applicable Rate" means the interest rates specified in Appendix I to this Note.

                  This Note has been executed and delivered by the Borrower to the Trustee pursuant to a certain Loan Agreement (the "Agreement"), dated as of April 1, 1998, between the South Carolina Jobs-Economic Development Authority (the "Issuer") and the Borrower. Under the Agreement, the Issuer has loaned the Borrower the principal proceeds received from the sale of the Issuer's $7,500,000 aggregate principal amount of South Carolina Jobs-Economic Development Authority Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1998 (Core Materials Corporation Project), dated the date of their initial delivery to the original purchasers thereof (the "Bonds"), to assist in the financing of the Project (as defined in the Agreement), and the Borrower have agreed to repay such loan by making payments (the "Loan Payments") at the times and in the amounts set forth in this Note for application to the payment of the principal of and redemption premium, if any, and interest on the Bonds as and when due. The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of April 1, 1998, between the Issuer and the Trustee. The Bonds also bear interest from their date at the Applicable Rate payable as specified below and in Appendix I to this Note and mature on April 1, 2013.

                  To provide funds to pay the principal of and redemption premium, if any, and interest on the Bonds (the "Bond Service Charges") as and when due as above-specified, the Borrower hereby agrees to and shall make Loan Payments on each Loan Payment Date as follows: (i) while the Bonds bear interest at the Weekly Rate, the total interest due on the Bonds on such Loan Payment Date and (b) on the Loan Payment Date on April 1, 2013 (i.e. the maturity date of the Bonds) all principal of the Bonds then outstanding, and (ii) while the Bonds bear interest at the Semi-Annual Rate or Long-Term Rate, in an amount equal to (a) prior to the first Interest Payment Date in such Interest Rate Mode, that portion of the total interest due on the Bonds on such first Interest Payment Date multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of Loan Payment Dates prior to such Interest Payment Date, (b) from and after the first Interest Payment Date in such Interest Rate Mode, 1/2 of the total interest due on the Bonds on the next succeeding Interest Payment Date, and (c) on the Loan Payment Date on April 1, 2013 (i.e., the maturity date of the Bonds) all principal of the Bonds then outstanding. In addition, to provide funds sufficient to pay the principal of and premium, if any, and interest on the Bonds as and when due at any other time, whether by redemption or acceleration or otherwise, the Borrower hereby agrees to and shall make Loan Payments in an amount sufficient to pay such principal of and premium, if any, and interest when due and payable.

                  If payment or provision for payment in accordance with the Indenture is made in respect of the principal of, and redemption premium, if any, and interest on the Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bonds has been made. To provide for payment of the Bond Service Charges, the Borrower has arranged to deliver to the Trustee the Credit Facility. Drawings on the Credit Facility shall not reduce in any manner Loan Payments due hereunder. However, the Trustee shall apply such Loan Payments to the reimbursement obligation of the Borrower to the Bank in accordance with Section 5.01 of the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

                  All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its corporate trust office for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to pay the principal of, redemption premium, if any, and interest on the Bonds as and when due.

                  The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Remarketing Agent (as defined in Appendix I) and the Bank (as defined in Appendix I) or any other person.

                  This Note is subject to optional, extraordinary optional and mandatory prepayment in whole or in part, at the prepayment price, in the amounts and upon the conditions that the Bonds are subject to, respectively, optional and extraordinary optional redemption. The Borrower will deliver or cause to be delivered to the Trustee, for the account of the Issuer, such moneys as are required to effect such prepayment under the applicable terms of the Bonds.

                  Whenever an Event of Default under Section 10.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note shall also be due and payable on the date on which the principal of and premium and interest on the Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its name by its duly authorized officers as of May __, 1998.


                                      CORE MATERIALS CORPORATION


                                      By: ___________________________
                                          Its: ______________________

                                   APPENDIX I


A. Definitions

                  As used herein and in the Note, the following terms shall have the following meanings:

                  "Applicable Rate" means, from the date hereof through and including, May 12, 1998, 4.38% per annum, and thereafter, for each Weekly Rate Period and so long as there is not a Semi-Annual Rate or Long-Term Rate, the Weekly Rate established therefor, computed on the basis of a 365 or 366-day year, as applicable, and, during a Semi-Annual Rate Period or Long-Term Rate Period, the Semi-Annual Rate or the Long-Term Rate, respectively, computed on the basis of a 360-day year, consisting of twelve-30 day months.

                  "Bank" means initially, KeyBank National Association, and its successors and assigns in its capacity as issuer of a Credit Facility and in the event an Alternate Credit Facility is outstanding, the issuer of the Alternate Credit Facility.

                  "Business Day" means any day of the year other than (i) a Saturday or Sunday, (ii) any day on which banks located in either Cleveland, Ohio, or the principal corporate trust office of the Trustee is located are required or authorized by law to remain closed, or (iii) any day on which the New York Stock Exchange is closed.

                  "Conversion Date" means the first date any Conversion becomes effective.

                  "Interest Payment Date" means (a) while the Bonds bear interest at the Weekly Rate, the first Wednesday of each January, April, July and October, and (b) while the Bonds bear interest at the Semi-Annual Rate or the Long-Term Rate, April 1 and October 1 of each year. The first Interest Payment Date shall be the Interest Payment Date in July, 1998. In any case, the final Interest Payment Date shall be the maturity date of the Bonds.

                  "Interest Period" means for all Bonds the period from and including each Interest Payment Date to and including the day next preceding the next Interest Payment Date. The first Interest Period for the Bonds shall begin on (and include) the date of the initial delivery of the Bonds. The final Interest Period shall end on the maturity (or redemption) date for each Bond.

                  "Interest Rate Mode" means the Weekly Rate, the Semi-Annual Rate or the Long- Term Rate.

                  "Long-Term Rate" means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(iii) of the Indenture.


                                    App. I-1

                  Long-Term Rate Period" means any period beginning on, and including, the Conversion Date to the Long-Term Rate and ending on, and including, the day preceding the Interest Payment Date selected by the Borrower and each period of the same duration (or as close as possible) ending on an Interest Payment Date thereafter until the earliest of the day preceding the change to a different Long-Term Rate Period, the Conversion to a different Interest Rate Mode or the maturity of the Bonds.

                  "Purchase Date" means (a) if the Interest Rate Mode is the Weekly Rate, any Business Day as set forth in Section 3.01(a)(i), Section 3.01(a)(iii) and Section 3.01(a)(iv) of the Indenture, respectively, (b) if the Interest Rate Mode is the Semi-Annual Rate, any Interest Payment Date, (c) if the Interest Rate Mode is the Long-Term Rate, the final Interest Payment Date for each Long-Term Rate Period, and (d) each day that Bonds are subject to mandatory purchase pursuant to Section 3.01(b) of the Indenture.

                  "Rate Period" means any period during which a single interest rate is in effect for a Bond.

                  "Remarketing Agent" means Key Capital Markets, Inc. and its successors as provided in Section 12.01 of the Indenture. "Principal Office" of the Remarketing Agent means the office designated as such in writing to the Borrower, the Trustee and the Tender Agent.

                  "Semi-Annual Rate" means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(ii) of the Indenture.

                  "Semi-Annual Rate Period" means any period beginning on, and including, the Conversion Date to the Semi-Annual Rate and ending on, and including, the day preceding the next Interest Payment Date thereafter and each successive six (6) month period thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

                  "Weekly Rate" means the Interest Rate for the Bonds in which the interest rate on the Bonds is determined weekly in accordance with Section 2.02(c)(i) of the Indenture.

                  "Weekly Rate Period" means the period beginning on, and including, the date of issuance of the Bonds, and ending on, and including, the next Tuesday and thereafter the period beginning on, and including, any Wednesday and ending on, and including, the next Tuesday.

B. Interest Rate Provisions

                  Words and terms used in this Part B as defined words and terms and not otherwise defined in this Note or Appendix I thereto shall have the meanings assigned to them in the Indenture.

                  (1) Interest Rates on the Bonds. The Bonds shall bear interest at the Weekly Rate for the period from their original issuance date until converted to a different Interest Rate Mode. The first Interest Payment Date shall be the Interest Payment Date in July, 1998.

                                    App. I-2

During each Interest Period for each Interest Rate Mode, the interest rate for the Bonds shall be determined in accordance with Section 2.02(c) of the Indenture and shall be payable on the Interest Payment Date for such Interest Period; provided that the interest rate borne by the Bonds shall not exceed the lesser of (i) fifteen percent (15%) per annum or (ii) so long as the Bonds are entitled to the benefits of a Credit Facility, the maximum interest rate with respect to the Bonds specified in the Credit Facility. Interest on the Bonds at the interest rate or rates for the Weekly Rate shall be computed upon the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed. Interest on the Bonds at the interest rate or rates for the SemiAnnual Rate and the Long-Term Rate shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest at the Default Rate computed from the date of the Default or Event of Default.

                  (2) Interest Rate Modes. Interest Rates on the Bonds shall be determined as follows:

                           (i) If the Interest Rate Mode for the Bonds is the Weekly Rate, the interest rate on the Bonds for a particular Weekly Rate Period shall be the rate established by the Remarketing Agent no later than 3:00 p.m. (Cleveland, Ohio time) on the Tuesday preceding the Weekly Rate Period (or the day preceding the Conversion of the Interest Rate Mode to the Weekly Rate), or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Bonds on such Business Day at a price equal to the principal amount thereof, plus accrued interest, if any, thereon.

                           (ii) If the Interest Rate Mode for the Bonds is the Semi-Annual Rate, the interest rate on the Bonds for a particular Semi-Annual Rate Period shall be the rate established by the Remarketing Agent no later than 3:00 p.m. (Cleveland, Ohio time) on the 10th Business Day next preceding the first day of such Semi-Annual Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Bonds on such first day at a price equal to the principal amount thereof.

                           (iii) If the Interest Rate Mode for the Bonds is the Long-Term Rate, the interest rate on the Bonds for a particular Long-Term Rate Period shall be the rate established by the Remarketing Agent not later than the 15th Business Day preceding the first day of such Long-Term Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Bonds on such first day at a price equal to the principal amount thereof.

                           (iv) The Remarketing Agent shall provide the Trustee, the Borrower and the Tender Agent with Immediate Notice of all interest rates.


                                    App. I-3

                           (v) If for any reason the interest rate on a Bond is not determined by the Remarketing Agent pursuant to (i), (ii) or (iii) above, the interest rate for such Bond for the next succeeding Rate Period shall be the interest rate in effect for such Bond for the preceding Rate Period.

                  (3) Long-Term Rate Periods.

                           (i) Selection of Long-Term Rate Period. The Long-Term Rate Period shall be established by the Borrower in the notice given pursuant to Section 2.02(e) of the Indenture (the first such Long-Term Rate Period commencing on the Conversion Date for the Bonds to a Long-Term Rate) and thereafter each successive Long-Term Rate Period shall be the same as that so established by the Borrower until a different Long- Term Rate Period is specified by the Borrower in accordance with Section 2.02 of the Indenture or until the occurrence of a Conversion Date. Each Long-Term Rate Period shall be one year or more in duration and shall end on the day next preceding an Interest Payment Date; provided that if the first Long-Term Rate Period commences on a Conversion Date other than a April 1 and October 1, such first Long-Term Rate Period shall be of a duration as close as possible to (but not in excess of) such Long-Term Rate Period and shall terminate on a day preceding an Interest Payment Date; and further provided that no Long-Term Rate Period shall extend beyond the maturity date of the Bonds.

                           (ii) Change of Long-Term Rate Period. The Borrower may change from one Long-Term Rate Period to another Long-Term Rate Period on any Business Day on which the Bonds are subject to optional redemption pursuant to Section 8.01(b) of the Indenture by notifying the Trustee, the Issuer, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent at least 4 Business Days prior to the 30th day prior to the proposed effective date of the change. Such notice shall specify the last day of the next Long-Term Rate Period which shall be the earlier of the day before the maturity date of the Bonds or the day immediately preceding a April 1 or October 1 and which is one year or more after the effective date and, if such change is conditional, the interest rate limitations. Any such notice shall be accompanied by an opinion of Counsel stating that such change is authorized by the Indenture and, if the change is from a Long- Term Rate Period of one year to a Long-Term Rate Period of more than one year, an opinion of nationally recognized bond counsel that such change will not affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds. Any change by the Borrower of the Long-Term Rate Period may be made conditional on the interest rate being within certain limits established by the Borrower. The Remarketing Agent shall establish what would be the interest rate for the proposed Long-Term Rate Period in accordance with Section 2.02(c) of the Indenture. If the interest rate established by the Remarketing Agent is not within the limits established, then the change in the Long-Term Rate Period may be cancelled by the Borrower, in which case the Borrower's notice of the proposed change shall be of no effect and the Bonds shall not be subject to any mandatory purchase pursuant to
         Section 3.01(b) of the Indenture. Notice of such cancellation shall be promptly given to all Bondholders.

                                    App. I-4

                           (iii) Notice of Long-Term Rate Period. The Trustee shall notify the Bondholders of any change in the Long-Term Rate Period pursuant to Section 2.02(d)(ii) of the Indenture by first class mail, postage prepaid, at least 30 but not more than 60 days before the effective date of such change. The notice will state:

                                    (A) whether the change in the Long-Term Rate
                  Period is conditional and, if conditional, the interest rate limitations set by the Borrower,

                                    (B) that the interest rate for the new
                  Long-Term Rate Period will be determined by the Remarketing Agent not later than the 15th Business Day preceding the first day of the new Long-Term Rate Period, and

                                    (C) the effective date of and the end of the
                  new Long-Term Rate Period.

                  Any notice provided under Section 2.02(d)(iii) of the Indenture shall be for informational purposes only and shall not waive or otherwise affect the mandatory purchase of the Bonds at the end of any Long-Term Rate Period as set forth in Section 3.01(b) of the Indenture.




                                    App. I-5

                  (4) Conversion of Interest Rate.

                           (i) Conversion Directed by the Borrower. The Interest Rate Mode for the Bonds is subject to Conversion to a different Interest Rate Mode from time to time in whole (and not in part) by the Borrower, such right to be exercised by notifying the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent at least 4 Business Days prior to the 30th day prior to the effective date of such proposed Conversion. Such notice shall specify (A) the effective date, (B) the proposed Interest Rate Mode, (C) if the Conversion is to the Long-Term Rate, the end of the Long-Term Rate Period and (D) if such Conversion is conditional, the interest rate limitations. The notice must be accompanied by (i) an opinion of Counsel stating that the Conversion is authorized by the Indenture and, if the Conversion is from a Rate Period of one year or less to a Rate Period of more than one year or from a Rate Period of more than one year to a Rate Period of one year or less, an opinion of nationally recognized bond counsel that such Conversion will not affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds, and (ii) if the stated amount of the Credit Facility, if any, to be held by the Trustee after such Conversion is increased over that of the then current Credit Facility an opinion of reputable bankruptcy counsel stating that payments of principal and interest on the Bonds from funds drawn on such Credit Facility will not constitute avoidable preferences with respect to the bankruptcy of the Borrower under the Bankruptcy Code. Any Conversion by the Borrower of the Interest Rate Mode to the Long-Term Rate may be made conditional on the initial interest rate determined for such Interest Rate Mode being within certain limits established by the Borrower. The Remarketing Agent shall establish what would be the interest rate for the proposed Interest Rate Mode in accordance with Section 2.02(c) of the Indenture. If the interest rate established by the Remarketing Agent is not within the limits established, then such Conversion may be cancelled by the Borrower, in which case, the Borrower's notice of Conversion shall be of no effect and the Bonds shall not be subject to any mandatory purchase pursuant to Section 3.01(b) of the Indenture. Notice of such cancellation shall be given promptly to all Bondholders.

                           (ii) Limitations. Any Conversion of the Interest Rate Mode for the Bonds pursuant to paragraph (i) above must comply with the following:

                                    (A) the Conversion Date must be an Interest
                  Payment Date which is a date on which the Bonds are subject to optional redemption pursuant to Section 8.01(a), (b) or (c) of the Indenture;

                                    (B) the Conversion Date must be a Business
                  Day; and

                                    (C) the Credit Facility, if any, to be held
                  by the Trustee must cover accrued interest for the Bonds for 110 days, if the Conversion is to the Weekly Rate, or for 195 days, if the Conversion is to the Semi-Annual Rate or the Long-Term Rate. If a Credit Facility will not support the Bonds after the Conversion Date, the Borrower may only convert the Interest Rate Mode for the


                                    App. I-6

                  Bond to a Long-Term Rate Period which Long-Term Rate Period shall expire on the maturity date of the Bonds.

                           (iii) Notice to Bondholders of Conversion of Interest Rate. The Trustee shall notify the Bondholders of each Conversion by first class mail, postage prepaid, at least 15 days (30 days in the case of Conversion from or to the Long-Term Rate) but not more than 60 days before the Conversion Date. The notice will state:

                                    (A) that the Interest Rate Mode will be
                  converted and what the new Interest Rate Mode will be;

                                    (B) the Conversion Date;

                                    (C) if the Conversion is to the Long-Term
                  Rate, whether the conversion is conditional and, if conditional, the interest rate limitations set by the Borrower; and

                                    (D) that the Bonds will be subject to
                  mandatory purchase on the Conversion Date in accordance with
                  Section 3.01(b).

                           If the Conversion is to the Long-Term Rate, the notice will also state the information required by Section 2.02(d)(iii) of the Indenture.

                           (iv) Cancellation of Conversion of Interest Rate Mode. Notwithstanding any provision of Section 2.02 of the Indenture, the Interest Rate Mode shall not be converted if (A) the Remarketing Agent has not determined the initial interest rate for the new Interest Rate Mode in accordance with Section 2.02 of the Indenture or (B) the Trustee shall receive written notice prior to such Conversion that either of the opinions required under Section 2.02(e)(i) of the Indenture has been rescinded. If the Trustee shall have sent any notice to the Bondholders regarding a Conversion of the Interest Rate Mode under Section 2.02(e)(iii) of the Indenture, the Trustee shall promptly notify all Bondholders of such rescission and the cancellation of any mandatory purchase pursuant to Section 3.01(b) of the Indenture.


                                    App. I-7

                                    EXHIBIT B

                               PROJECT FACILITIES

         An approximately 110,900 square foot steel frame precast concrete building together with certain of the machinery and equipment to be installed therein including without limitation the following:

                                    EXHIBIT C

                                  PROJECT SITE

                                LEGAL DESCRIPTION

ALL THAT CERTAIN PIECE, PARCEL OR TRACT OF LAND, LYING AND BEING IN THE CITY OF GAFFNEY, COUNTY OF CHEROKEE, BEING SHOWN AND DELINEATED ON A PLAT OF 20.75 ACRES PREPARED FOR CORE MATERIALS CORPORATION, BY PROFESSIONAL SURVEYING AND ENGINEERING SERVICES, DATED SEPTEMBER 4, 1997, AND RECORDED IN THE OFFICE OF THE CLERK OF COURT FOR CHEROKEE COUNTY IN PLAT BOOK B114 AT PAGE 1 (THE "REFERENCED PLAT"), AND BEING MORE FULLY DESCRIBED AS FOLLOWS:

         BEGINNING AT AN EXISTING IRON PIN ON THE EASTERN RIGHT-OF-WAY OF COMMERCE DRIVE, SAID PIN BEING THE NORTHWESTERNMOST CORNER OF THE LANDS OF THE PHOENIX FINISHING CORPORATION AS SHOWN ON DEED OF RECORD AT DEED BOOK 12-W AT PAGE 52, AS RECORDED IN THE OFFICE OF THE CLERK OF COURT FOR CHEROKEE COUNTY, SOUTH CAROLINA, AND SAID PIN ALSO BEING THE SOUTHWESTERNMOST CORNER OF TRACT E AS SHOWN ON A PLAT OF MEADOWCREEK INDUSTRIAL PARK RECORDED AT PLAT BOOK 13-B AT PAGE 106. RUNNING THENCE, WITH THE EASTERN RIGHT-OF-WAY OF COMMERCE DRIVE, A CURVE TO THE LEFT HAVING A RADIUS OF 584.54' AND AN ARC LENGTH OF 418.54' AND SUBTENDED BY A CHORD OF N 25(DEGREE)28'06" W FOR A DISTANCE OF 409.66' TO A NEW IRON; THENCE, WITH SAID RIGHT-OF-WAY, N 45(DEGREE)58'49" W FOR A DISTANCE OF 148.68' TO A NEW IRON; THENCE, WITH THE RIGHT-OF-WAY, A CURVE TO THE RIGHT HAVING A RADIUS OF 1363.42' AND AN ARC LENGTH OF 192.60', AND SUBTENDED BY A CHORD OF N 41(DEGREE)56'00" W FOR A DISTANCE OF 192.44' TO A NEW IRON; THENCE, WITH SAID RIGHT-OF- WAY, N 37(DEGREE)53'11" W FOR A DISTANCE OF 75.09' TO A NEW IRON; THENCE, LEAVING THE RIGHT- OF-WAY, N 79(DEGREE)55'32" E FOR A DISTANCE OF 703.44' TO AN EXISTING IRON; THENCE N 80(DEGREE)05'14" E FOR A DISTANCE OF 596.84' TO AN EXISTING IRON; THENCE N 80(DEGREE)01'11" E FOR A DISTANCE OF 227.06' TO AN EXISTING IRON; THENCE S 21(DEGREE)45'57" W FOR A DISTANCE OF 64.10' TO AN EXISTING IRON; THENCE S 04(DEGREE)16'24" W FOR A DISTANCE OF 225.65' TO AN EXISTING IRON; THENCE S 16(DEGREE)45'59" W FOR A DISTANCE OF 247.90' TO AN EXISTING IRON; THENCE S 15(DEGREE)28'32" E FOR A DISTANCE OF 238.40' TO AN EXISTING IRON; THENCE S 08(DEGREE)03'56" E FOR A DISTANCE OF 44.68' TO AN EXISTING IRON, SAID IRON BEING THE NORTHEASTERN CORNER OF THE LANDS OF THE PHOENIX FINISHING CORPORATION, S 81(DEGREE)47'34" W FOR A DISTANCE OF 1014.54' TO THE POINT AND PLACE OF BEGINNING.

         DERIVATION: DEED FROM GILBERT PROPERTIES, INC. TO CORE MATERIALS CORPORATION, DATED SEPTEMBER 12, 1997 AND RECORDED SEPTEMBER 12, 1997 IN THE OFFICE OF THE CLERK OF COURT OF CHEROKEE COUNTY IN DEED BOOK 16-L AT PAGE 187.

         ASSESSOR'S TAX MAP NO.:  116-00-00-049.005

                                    EXHIBIT D

                          FORM OF DISBURSEMENT REQUEST

              STATEMENT NO. ______ REQUESTING DISBURSEMENT OF FUNDS
                FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE
                LOAN AGREEMENT DATED AS OF APRIL 1, 1998 BETWEEN
               SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY
                         AND CORE MATERIALS CORPORATION
                        ---------------------------------



                  Pursuant to Section 3.4 of the Loan Agreement (the "Agreement") between the South Carolina Jobs-Economic Development Authority (the "Issuer"), and Core Materials Corporation (the "Borrower") dated as of April 1, 1998, the undersigned Designated Representative hereby requests and authorizes The Huntington National Bank, as trustee (the "Trustee"), as depository of the Project Fund created by the Indenture and defined in the Agreement, to pay to the Borrower or to the person(s) listed on the Disbursement Schedule hereto out of the moneys deposited in the Project Fund the aggregate sum of $___________ to pay such person(s) or to reimburse the Borrower in full, as indicated in the Disbursement Schedule, for the advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

                  In connection with the foregoing request and authorization, the undersigned hereby certifies that:

                  (a) Each item for which disbursement is requested hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Agreement and the Reimbursement Agreement and none of those items has formed the basis for any disbursement heretofore made from said Project Fund.

                  (b) Each such item is or was necessary in connection with the construction, furnishing, equipment or improvement of the Project, as defined in the Agreement.

                  (c) Each item for which disbursement is requested hereunder, and the cost for each such item, is as described in the information statement filed by the Issuer in connection with the issuance of the Bonds (as defined in the Agreement), as required by Section 149(e) of the Code; provided that if any such item is not as described in that information statement, attached hereto is a computation evidencing that the average reasonably expected economic life of the facilities which have been and will be paid for with moneys in the Project Fund is not less than 5/6ths of the average maturity of the Bonds.


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






                  (d) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

                  (e) This statement constitutes the approval of the Borrower of each disbursement hereby requested and authorized.

This _____ day of ________________, 19___.



Pursuant to Section 3.4 of the               ___________________________________
Agreement the foregoing                      Designated Representative
disbursement request is hereby
approved:

KEYBANK NATIONAL ASSOCIATION, as issuer
of the Credit Facility


By: _____________________________

Title: __________________________

Dated: __________________________

                              DISBURSEMENT SCHEDULE

TO STATEMENT NO. __________ REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE LOAN AGREEMENT DATED AS OF APRIL 1, 1998 BETWEEN THE SOUTH CAROLINA JOBS- ECONOMIC DEVELOPMENT AUTHORITY AND CORE MATERIALS CORPORATION

       PAYEE                         AMOUNT                           PURPOSE
       -----                         ------                           -------





                                       D-3